FIRST AMENDMENT TO

                   SECURED CONVERTIBLE NOTE PURCHASE AGREEMENT

      This First Amendment to Secured Convertible Note Purchase Agreement (this "FIRST AMENDMENT") is entered into as of November 16, 2004, by and between Integrated Healthcare Holdings, Inc., a Nevada corporation (the "COMPANY"), and Kali P. Chaudhuri, M.D. ("PURCHASER").

                                 R E C I T A L S

      A. The Company and Purchaser are parties to a Secured Convertible Note Purchase Agreement dated as of September 28, 2004 (the "PURCHASE AGREEMENT").

      B. The Company has entered into a letter of intent dated November 5, 2004, with Anil V. Shah, M.D. ("DR. SHAH") in which it is contemplated that Dr. Shah and/or his assignees or designees ("SHAH GROUP") would have options to acquire up to (i) 49% of a limited liability company to be formed for the purpose of acquiring the real estate components (in fee) of the Hospitals and (ii) 50,000,000 shares of the Company's Common Stock.

      C. The Company and the Purchaser desire to permit the matters referred to in Recital B provided that a portion of the proceeds received by the Company are used to repay certain indebtedness from the Company to Purchaser, and to waive Purchaser's pre-emptive rights with respect thereto as set forth in Section 1.7 of the Purchase Agreement.

      D. In consideration for the Purchaser's agreement to the matters referred to in Recitals B and C, the Company desires to grant the Purchaser an option to purchase shares of the Company's common stock under the terms and conditions provided herein.

      E. The parties desire to amend the Purchase Agreement to accommodate the matters referred to in Recitals B, C and D.

                                A G R E E M E N T

      In consideration of the foregoing premises, the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. DEFINITIONS. For the purposes of this First Amendment, unless otherwise set forth herein, capitalized terms or matters of construction deemed or established in the Purchase Agreement, as amended hereby, shall be applied herein as defined or established therein.

      2. AMENDMENT OF SECTION 1.3. Section 1.3 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

            "1.3 PURCHASER'S OPTION TO PURCHASE REAL ESTATE.

                           (a) In order to induce Purchaser to enter into the
                  foregoing transaction to provide the financial support as set forth above, the Company grants an option to Purchaser (or his assignee or designee) to acquire all of the membership interests of a limited liability company (the `LLC') that the Company will form to acquire the real estate (owned in fee) in the Tenet Transaction (i.e. Western Medical Center - Santa Ana, Western Medical Center - Anaheim and Coastal Community Hospital and the medical office buildings, but not the leased Chapman Hospital and medical office building) for the price of $5,000,000. The LLC will acquire the real estate free and clear of all liens of all liens and encumbrances except only those exceptions to title agreed to in the Tenet Transaction and the real estate loan the Company will incur in connection with the closing of the Tenet Transaction. The Company and Purchaser agree to cooperate in negotiating with Company's lenders to organize the financing in a manner which permits the LLC to acquire the real property subject to the real estate loan while the Company will remain liable for the working capital loan. Purchaser may exercise the option to acquire the LLC membership interests at any time commencing with the closing of the Tenet Transaction and for a period of five years thereafter. The option shall be in the form attached hereto as Exhibit D.

                           (b) The LLC shall lease the real property back to the
                  Company on a triple net lease at a fair market value rental which shall not be less than a 2.5% margin over the financing cost. The term of the lease shall be 15 years, with two 5-year renewal options.

                           (c) Purchaser or his designee shall be named the sole
                  manager of the LLC if and when Purchaser exercises the option to acquire at least a majority interest in the LLC. As described in the Purchase Option Agreement dated November 16, 2004, the Company has also granted to Anil V. Shah, M.D. or his assignees or designees (the `SHAH GROUP') options to acquire up to (i) 49% of the membership interests in the LLC for aggregate consideration of $2,500,000 and (ii) 50,000,000 shares of the Company's Common Stock for $0.30 per share. Shah Group exercises this option, at least $714,285.74 shall be paid by the Shah Group concurrently with the closing of the Tenet Transaction, in which case the Shah Group will own 14% of the membership interests of the LLC, and Purchaser's option shall be reduced as described in Exhibit D."

      3. AMENDMENT OF SECTION 1.7. Section 1.7 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

            "1.7 PRE-EMPTIVE RIGHT TO PURCHASE ADDITIONAL SHARES.

                           (a) Subject to the terms and conditions specified in
                  this Section 1.7, the Company hereby grants to Purchaser a right of first refusal with respect to future sales by the Company of its equity securities or securities convertible into or exercisable for equity securities, where issuance of those securities will result in a dilution of Purchaser's as-converted equity position to less than 75% of the Common Stock of the Company on a fully-diluted basis. Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of the Company's equity securities (the "NEW SHARES"), the Company shall first make an offer to Purchaser of such portion of the New Shares which equals the proportion that all securities in the Company held by to Purchaser, on an as-converted basis, bears to the total number of shares of Common Stock of the Company on a fully-diluted basis plus the New Shares (the "PRO RATA SHARE"). The closing of the sale of the Pro Rata Share shall occur simultaneously with the sale of the New Shares to other investors.

                           (b) The right of first refusal in this Section 1.7
                  shall not be applicable to the issuance or sale of (i) up to 60,000,000 shares of Common Stock; (ii) securities issued pursuant to stock splits, stock dividends, or similar transactions approved by Purchaser; (iii) shares of Common Stock issued to employees, consultants, officers or directors of the company pursuant to stock option plans or restricted stock plans or agreements approved by the Company's Board of Directors and by Purchaser; (vi) securities issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, commercial property lease transactions, or similar transactions approved by the Board of Directors and Purchaser and not for the purpose of raising capital, (v) shares of Common Stock issued in an underwritten public offering; or
                  (vi) securities issued in connection with bona fide acquisition transactions approved by the Board of Directors and by Purchaser.

                           (c) The right of first refusal in this Section 1.7
                  shall terminate and cease to have effect upon the closing of an acquisition of the Company to an unrelated third party in a transaction approved by Purchaser."

      4. ATTACHMENT OF STOCK OPTION AGREEMENT AS EXHIBIT. The Stock Option Agreement attached to this First Amendment as Exhibit I shall be deemed attached to the Purchase Agreement as Exhibit I thereto.

      5. AMENDMENT OF DEFINITION OF "REGISTRABLE SECURITIES". The definition of "Registrable Securities" contained in Section 2.1 is hereby deleted in its entirety and replaced with the following:

                  "`REGISTRABLE SECURITIES' means, collectively, the Shares, any other shares of common stock issued to the Purchaser pursuant to this Agreement (including any shares issued pursuant to Section 1.2.4(a) or pursuant to the Stock Option Agreement described in Section 1.4) and any securities issued or issuable upon any stock dividend, stock split, recapitalization, merger, consolidation or similar event with respect to such shares of common stock. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement covering such securities shall have become effective under the 1933 Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been distributed to the public pursuant to Rule 144 or Rule 144A (or any successor provisions) under the 1933 Act, or (iii) such securities shall have ceased to be outstanding."

      6. AMENDMENT OF REAL ESTATE PURCHASE OPTION. Pursuant to Section 1.3 of the Purchase Agreement, and pursuant to the Option Agreement dated September 28, 2004, a form of which is attached as Exhibit D to the Purchase Agreement, Purchaser has an option to purchase the real estate components of the Hospitals being acquired by the Company. As noted above, the Company shall form the LLC for purposes of acquiring that real estate, and. shall ensure that Purchaser or his designee is made the sole manager of the LLC if and when Purchaser exercises the option to acquire at least a majority interest in the LLC. Exhibit D to the Purchase Agreement is hereby deleted and replaced in its entirety by Exhibit D to this First Amendment and, upon execution by the parties, the Option Agreement reflected by Exhibit D to this First Amendment shall replace in its entirety the Option Agreement dated September 28, 2004, which shall from that point forward be of no further force and effect.

      7. AMENDMENT OF ASSIGNMENT PROVISION. Section 6.2 is hereby deleted in its entirety and replaced with the following:

            "6.2 Assignment. The Company may not assign any interest or obligation under this Agreement without Purchaser's prior written consent. Purchaser may freely assign his interests under this Agreement without the consent of the Company, but may not assign his obligations under this Agreement, in whole or in part, without the consent of the Company, which consent may be withheld in the sole discretion of the Company."

      8. MISCELLANEOUS.

            8.1 EFFECT OF AMENDMENT. Except as expressly provided herein, the Purchase Agreement shall remain unchanged and shall continue in full force and effect.

            8.2 SEVERABILITY. Any provision of this First Amendment that is prohibited or otherwise unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

            8.3 COUNTERPARTS. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

                                      * * *

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

      IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed and delivered by their duly authorized representatives as of the date first written above.

THE COMPANY:                               INTEGRATED HEALTHCARE HOLDINGS, INC.,
                                           a Nevada corporation


                                           By: /s/ Larry B. Anderson
                                           -------------------------------------
                                           Larry B. Anderson, President

PURCHASER:                                 /s/ Kali P. Chaudhuri, M.D.
                                           -------------------------------------
                                           KALI P. CHAUDHURI, M.D.

                                    EXHIBIT D

                                OPTION AGREEMENT

      THIS OPTION AGREEMENT (this "AGREEMENT") is made this 16th day of November, 2004, ("GRANT DATE") by and between INTEGRATED HEALTHCARE HOLDINGS, INC., a Nevada corporation ("OPTIONOR") and KALI CHAUDHURI, M.D. (or his assignee or designee) ("OPTIONEE").

                                R E C I T A L S:

      A. Optionee and Optionor are parties to that certain Secured Convertible Note Purchase Agreement dated as of September 28, 2004 (the "PURCHASE AGREEMENT"), as amended by that certain First Amendment to Secured Convertible Note Purchase Agreement dated on or about the date hereof, pursuant to which the Optionor and the Optionee have agreed to enter into this Agreement. Capitalized terms not otherwised defined in this Agreement have the same meanings as in the Purchase Agreement.

      B. Optionor expects to acquire title to that certain real property located in the cities of Santa Ana and Anaheim, County of Orange, State of California, more particularly described in Exhibit A attached hereto (the "Property"). Title to the Property will be acquired by a limited liability company to be formed by Optionor (the "LLC").

      C. Optionor is willing to grant Optionee an option to purchase all of the membership interests in the LLC subject to all of the terms, conditions and provisions of this Agreement.

      1. OPTION TO PURCHASE.

            1.1 GRANT OF OPTION. Subject to the other terms of this Agreement, Optionor hereby grants to Optionee an option to purchase all of the membership interests in the LLC except those interests sold to the Shah Group pursuant to the Shah Option Agreement (the "CHAUDHURI OPTION") for a purchase price of $50,000 for each 1% of membership interest being acquired (up to $5,000,000 total) ("PURCHASE PRICE"). The Option shall commence on the date the Property is acquired by the Optionor or the LLC and continue for a period ending at 4:00 p.m. on the fifth anniversary of the closing of the acquisition of the Property by the LLC ("OPTION PERIOD").

            1.2 AUTOMATIC TERMINATION. If Optionee has not exercised the Chaudhuri Option pursuant to Article II, on or before 4:00 p.m. on the date of expiration of the Option Period, the Chaudhuri Option shall automatically terminate without notice to Optionee, and all rights of Optionee under this Agreement shall then and there cease.

      2. PRO RATA REDUCTION OF OPTION. Optionee acknowledges that Optionor has, currently with the execution of this Agreement, granted an option (the "Shah Option Agreement") to Anil V. Shah, M.D. or his assignees or designees (the "SHAH GROUP") options to acquire up to (i) 49% of the membership interests of the LLC (the "SHAH LLC OPTION")and (ii) 50,000,000 shares of Optionor's Common Stock (the "SHAH STOCK OPTION"). If the Shah Group exercises the Shah LLC Option (or any portion thereof), the Chaudhuri Option shall be reduced pro rata by the amount acquired by the Shah Group upon such exercise. The Shah LLC Option provides that, at the closing of the purchase of the Property, the Shah Group must exercise the Shah LLC Option to the extent of acquiring at least 14% of the LLC membership interests for $714,285.74. As a result of that exercise, the Chaudhuri Option shall be reduced to an option to acquire up to 86% of the membership interests of the LLC for $4,285,714.26. Additional exercises by the Shah Group of the Shah LLC Option shall result in similar pro rata reductions. If Optionee exercises the Chaudhuri Option prior to the exercise by the Shah

Group of all or any portion of the Shah LLC Option, then Optionee shall honor the terms of the Shah LLC Option and shall sell to the Shah Group additional LLC membership interests (up to 49% of the LLC's total membership interests, with Optionee retaining 51%) upon payment by the Shah Group of the exercise price therefor to Optionee in cash. Any proceeds of the exercise of the Shah LLC Option and/or the Shah Stock Option received by Optionor shall immediately be paid to Optionee as a repayment of either the Note or of the Ten Million Dollar Loan until the Note and the Ten Million Dollar Loan are repaid in full. Optionee shall designate whether the repayment shall be against the Note or against the Ten Million Dollar Loan, or if it shall be divided between the two (and shall also designate the amount of the division)

      3. EXERCISE OF OPTION TO PURCHASE. Optionee may exercise the Chaudhuri Option, at any time during the Option Period by either (a) paying the Purchase Price by wire transfer or other immediately available funds to Optionor or (b) delivering to Optionor appropriate, fully-executed documentation providing an offset of the Purchase Price against either the Note or against the Ten Million Dollar Loan.

      4. ENTRY FOR INVESTIGATION OF PROPERTY. Optionor hereby grants to Optionee a license to enter upon any portion of the Property for the purpose of conducting engineering surveys, investigations, soil tests and other studies. Optionee agrees to indemnify and hold Optionor and the Property free from any and all liability, claims, damage and expense (including but not limited to attorney's fees) caused by or resulting from the exercise of said license. Such undertaking of indemnity shall survive the exercise of the Chaudhuri Option or the expiration thereof. The limited license herein granted shall be co-extensive with the term of the Chaudhuri Option or any extension thereof.

      5. MISCELLANEOUS PROVISIONS.

            5.1 ATTORNEYS' FEES. In the event of any dispute between the parties hereto involving the covenants or conditions contained in this Agreement or arising out of the subject matter of this Agreement, the prevailing party shall be entitled to recover reasonable expenses, attorneys' fees and costs.

            5.2 NOTICES. Unless otherwise provided for herein, any notice to be given or other document to be delivered by either party to the other hereunder shall be delivered in person to either party or may be deposited in the United States mail in the State of California, by registered or certified mail, with postage prepaid and addressed to the party to whom intended as follows:

                  To Optionor:      Integrated Healthcare Holdings, Inc.
                                    695 Town Center Drive, Suite 260
                                    Costa Mesa, CA  92626
                                    Attention:  Chief Executive Officer

                  To Optionee:      Kali P. Chaudhuri, M.D.
                                    c/o Strategic Global Management, Inc.
                                    6800 Indiana Avenue, Suite 130
                                    Riverside, CA 92506

         Either party hereto may from time to time, by written notice to the other, designate a different address which shall be substituted for the one above. Notwithstanding anything to the contrary herein contained, any notices or documents which may be delivered by mail pursuant to this Section 5.2 must be actually received by the other party on the last business day immediately preceding any deadline date specified in this Agreement.

            5.3 ENTIRE AGREEMENT AND INUREMENT. This Agreement and other documents incorporated herein by reference contain the entire agreement of the parties with respect to the subject matter herein, and all negotiations and agreements between the parties hereto or their agents with respect to this transaction are merged in such instruments, which alone express the parties' rights and obligations. All obligations herein contained shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, and assigns.

            5.4 TIME OF THE ESSENCE. It is understood and agreed that time is of the essence for all performances herein contained.

            5.5 MODIFICATION. Any amendments or modifications to this Agreement must be in writing and executed by all of the parties to this Agreement.

            5.6 ASSIGNMENT. Optionee may not assign the Chaudhuri Option, or any rights hereunder, in whole or in part, without the prior written consent of Optionor, which consent may be withheld at the sole discretion of Optionor. Optionor's consent to an assignment by Optionee shall not relieve Optionee from his obligations under this Agreement.

            5.7 DISPUTE RESOLUTION. In the event of any dispute arising out of or relating to this Agreement, then such dispute shall be resolved solely and exclusively by confidential binding arbitration with the Orange County branch of JAMS ("JAMS") to be governed by JAMS' Commercial Rules of Arbitration in effect at the time of the commencement of the arbitration (the "JAMS RULES") and heard before one arbitrator. The parties shall attempt to mutually select the arbitrator. In the event they are unable to mutually agree, the arbitrator shall be selected by the procedures prescribed by the JAMS Rules. Each party shall bear its own attorneys' fees, expert witness fees, and costs incurred in connection with any arbitration.

            5.8 OPTIONOR'S COOPERATION AND DELIVERY. Optionor agrees to reasonably cooperate with Optionee in providing access to all documents in Optionor's possession concerning the Property. All documents made available or provided by Optionor to Optionee shall be delivered without representation or responsibility of Optionor for the truth, accuracy or quality of material contained in such documents. Such cooperation shall not, however, require Optionor to: (i) obtain any documents not already in its possession, (ii) provide technical assistance from persons, or (iii) expend any funds with respect to its cooperation with Optionee.

            5.9 AUTHORITY TO EXECUTE. Each individual executing this Agreement on behalf of a corporation represents and warrants that he or she is duly authorized to execute and deliver this Agreement on behalf of such corporation, in accordance with a duly adopted resolution of the board of directors of such corporation, or in accordance with the by-laws of such corporation, and that this Agreement is binding upon such corporation in accordance with its terms.

            5.10 INTERPRETATION. This Agreement shall be construed according to its fair meaning and as if prepared by both parties hereto. Titles and captions are for convenience only and shall not constitute a portion of this Agreement. As used in this Agreement, masculine, feminine or neuter gender and the singular or plural number shall each be deemed to include the others wherever and whenever the context so dictates.

            5.11 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of California in effect at the time of the execution of this Agreement.

            5.12 SEVERABILITY. If any term, provision, condition or covenant of this Agreement or the application thereof to any party or circumstances shall, to any extent, be held invalid or unenforceable, the remainder of this Agreement, or the application of such term, provision, condition or covenant to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

            5.13 NO WAIVER. No delay or omission by either party hereto in exercising any right or power accruing upon the compliance or failure of performance by the other party hereto under the provisions of this Agreement shall impair any such right or power or be construed to be a waiver thereof. A waiver by either party hereto of a breach of any of the covenants, conditions or agreements hereof to be performed by the other party shall not be construed as a waiver of any succeeding breach of the same or other covenants, agreements, restrictions or conditions hereof.

            5.14 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

Signed by Optionor on:
November 16, 2004                          INTEGRATED HEALTHCARE HOLDINGS, INC.


                                           By: /s/ Larry B. Anderson
                                           ----------------------------
                                           Larry B. Anderson, President
                                           "Optionor"

Signed by Optionee on:
November 16, 2004                          /s/ Kali P. Chaudhuri, M.D.
                                           ----------------------------
                                           KALI P. CHAUDHURI, M.D.
                                           "Optionee"

                                    EXHIBIT I

                             STOCK OPTION AGREEMENT

      THIS STOCK OPTION AGREEMENT ("Agreement") is made this 16th day of November, 2004, by and between Integrated Healthcare Holdings, Inc., a Nevada corporation ("Optionor"), and Kali P. Chaudhuri, M.D. ("Optionee"):

                                 R E C I T A L S

      A. Optionee and Optionor are parties to that certain Secured t 6 0 Convertible Note Purchase Agreement dated as of September 28, 2004 (the "Purchase Agreement"), as amended by that certain First Amendment to Secured Convertible Note Purchase Agreement ("First Amendment") dated on or about the date hereof, pursuant to which Optionor and Optionee have agreed to enter into this Agreement.

      B. In consideration of the mutual agreements set forth in the Purchase Agreement, the First Amendment and this Agreement, Optionor desires to grant to Optionee an option to acquire shares of its common stock on the terms and conditions specified herein.

                                A G R E E M E N T

      1. GRANT OF OPTION. In consideration of the mutual agreements set forth in the Purchase Agreement, the First Amendment and this Agreement, and for other valuable consideration, the receipt of which is hereby acknowledged, Optionor hereby grants to Optionee an irrevocable option (the "OPTION") to purchase 50,000,000 shares of the Optionor's Common Stock (the "SHARES"), at the exercise price (the "EXERCISE PRICE") of $0.30 per share.

      2. ANTI-DILUTION PROVISIONS. The Exercise Price in effect at any time and the number of Shares purchasable upon the exercise of this Option shall be subject to adjustment from time to time upon the happening of any of the following events:

            (a) If at any time Optionor subdivides its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced. If at any time the outstanding shares of Common Stock of Optionor are combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

            (b) Whenever the Exercise Price payable upon exercise of this Option is adjusted pursuant to this Section 2, the number of Shares purchasable upon exercise hereof simultaneously shall be adjusted by multiplying the number of Shares issuable immediately prior to such adjustment by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Exercise Price, as adjusted.

            (c) Optionor shall give notice to Optionee of any event or transaction that results in an adjustment in the Exercise Price, within ten business days thereof, at Optionee's address as it appears on the books of Optionor, including a computation of such adjustment and any adjustment in the number of Shares for which Optionee may exercise this Option and any further information as shall be necessary to confirm the computation of such adjustments.

            (d) So long as this Option is outstanding, if (i) Optionor pays any dividend or makes any distribution upon the Common Stock, (ii) Optionor offers to the holders of the Common Stock for subscription or purchase by them any share of any class of capital stock or any other rights or (iii) any capital reorganization of Optionor, reclassification of the capital stock of Optionor, consolidation, merger or other business combination of Optionor with or into another entity, sale, lease or transfer of all or substantially all of the assets of Optionor to another entity, or voluntary or involuntary dissolution, liquidation or winding up of Optionor shall be effected, then in any such case, Optionor shall cause to be mailed by certified mail to Optionee, at least ten days prior to the date specified in clause (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record date shall be established for the purpose of such dividend, distribution or rights offering or (y) such reclassification, reorganization, consolidation, merger, conveyance, sale, lease, transfer, dissolution, liquidation or winding up shall take place and the date, if any to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

      3. TIME AND MANNER OF EXERCISE. This Option may be exercised in whole or in part at any time during the period commencing on the date that Anil V. Shah, M.D. ("SHAH"), or his assignee or designee, exercises the first tranche of the option as provided in Section 1.1(a) of the Purchase Option Agreement between Optionor and Shah dated as of November 16, 2004, and expiring at the close of business on the first business day (the "EXPIRATION DATE") on or after the fifth anniversary of the date of this Agreement. Optionee may exercise this Option by delivery to the Optionor, on or prior to the Expiration Date, of a written notice of election to exercise this Option ("NOTICE OF EXERCISE"). The Notice of Exercise shall state the election to exercise the Option and the number of shares in respect of which it is being exercised and shall be signed by the Optionee. Such notice shall be accompanied by payment in cash, certified check or bank draft in the amount of, or with the prior consent of the Optionor's board of directors, any other lawful form of consideration representing, the full purchase price of such shares. As soon as practicable following receipt by the Optionor of the Notice of Exercise and full payment of the Exercise Price, the Optionor shall deliver (or cause to be delivered) to Optionee, appropriate original stock certificates in the name of Optionee representing the Shares. The Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable. If this Option is exercised in part, the remaining portion of this Option shall continue to be exercisable during the term hereof, and Optionor shall, upon Optionee's request, issue to Optionee a replacement Option for the remaining amount of Shares.

      4. INCENTIVE. If the entire amount of this Option is exercised as provided herein, then IHHI shall deliver to Optionee an additional, non-transferable option to purchase up to 10,000,000 additional shares of Common Stock at any time prior to November 30, 2005 for a purchase price of $0.25 per share.

      5. RESTRICTED SECURITIES. The share certificates delivered to the Optionee upon exercise of this Option will bear a legend indicating that the Shares represented thereby are "restricted securities" as defined in Rule 144 promulgated under the Securities Act of 1933, as amended ("RULE 144") and are not transferable outside of Rule 144 unless a registration statement filed with the Securities and Exchange Commission covering the Shares is in effect at the time of the transfer thereof.

      6. TRANSFERABILITY. This Option shall be transferable by Optionee subject to compliance with law.

      7. TAXES. Optionor shall pay any transfer tax payable by reason of the granting of this Option and all other fees and expenses necessarily incurred by the Optionor in connection therewith.

      8. MISCELLANEOUS.

            8.1. NOTICES. All notices or communications required or permitted under this Agreement shall be given in writing and delivered personally or sent by United States registered or certified mail with postage prepaid and return receipt requested or by overnight delivery service (e.g., Federal Express, DHL). Notice shall be deemed given when sent, if sent as specified in this Section, or otherwise deemed given when received. In each case, notice shall be delivered or sent to:

          If to Optionor, addressed to:   Integrated Healthcare Holdings, Inc.
                                          695 Town Center Drive, Suite 260
                                          Costa Mesa, CA 92626
                                          Attention: Chief Executive Officer

          If to Optionee, addressed to:   c/o Strategic Global Management, Inc.
                                          6800 Indiana Avenue, Suite 130

                                          Riverside, CA 92506
                                          Attention: Kali P. Chaudhuri, M.D.

      8.2. ENTIRE AGREEMENT. This Agreement, together with the Purchase Agreement, the First Amendment and any document referenced herein or therein, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and may not be modified or amended except in writing.

      8.3. SEVERABILITY. If any term, covenant, or condition of this Agreement or the application thereof, to any extent, is deemed invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant, or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each other term, covenant or condition of this Agreement shall be valid and enforced.

      8.4. BINDING ON SUCCESSORS. This Agreement binds and benefits the respective parties hereto and their respective heirs, legal representations, designees, successors and assigns.

      8.5. ATTORNEYS' FEES. In any legal action or proceeding to enforce or interpret the terms of this Agreement, the finally prevailing party shall be entitled to recover reasonable attorneys' fees, in addition to any other relief to which that party may be entitled.

      8.6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of California without regard to its choice of laws principles.

      8.7. GENDER. As used herein, the masculine gender includes the feminine and neuter, and the singular number includes the plural and the plural number includes the singular, wherever the context requires.

      8.8. DISPUTE RESOLUTION. In the event of any dispute arising out of or relating to this Agreement, then such dispute shall be resolved solely and exclusively by confidential binding arbitration with the Orange County branch of JAMS ("JAMS") to be governed by JAMS' Commercial Rules of Arbitration in effect at the time of the commencement of the arbitration (the "JAMS RULES") and heard before one arbitrator. The parties shall attempt to mutually select the arbitrator. In the event they are unable to mutually agree, the arbitrator shall be selected by the procedures prescribed by the JAMS Rules. Each party shall bear its own attorneys' fees, expert witness fees, and costs incurred in connection with any arbitration.

      8.9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

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

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

"OPTIONEE":                               /s/ Kali P. Chaudhuri, M.D.
                                          --------------------------------------
                                          KALI P. CHAUDHURI, M.D., an individual



"OPTIONOR":                               INTEGRATED HEALTHCARE HOLDINGS, INC.,
                                          a Nevada corporation

                                          By: /s/ Larry B. Anderson
                                          --------------------------------------
                                          Larry B. Anderson, President

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